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                                                                     EXHIBIT 5.1

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                              February 4, 1999


Autodesk, Inc.
111 McInnis Parkway
San Rafael, California 94903

        RE: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-4, as amended, to be filed by you, Discreet Logic Inc. ("Discreet") 9066-9771 Quebec Inc. and 9066-9854 Quebec Inc. with the Securities and Exchange Commission on or about this date (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock, par value $0.01 per share (the "Autodesk Shares"), and certain shares to be issued by a successor to Discreet ("New Discreet"). As your United States counsel in connection with the transactions described in the Registration Statement (the "Transactions"), we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Autodesk Shares.

        It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your legal counsel, to be taken prior to the issuance of the Autodesk Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Autodesk Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non assessable. We express no opinion as to the shares to be issued by New Discreet in the Transactions.

        We consent to the use of this Opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Joint Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/ Wilson Sonsini Goodrich & Rosati